EXHIBIT 99.2

Company Contact:
Joseph T. Schepers
Director, Investor Relations
(800) 793-2145 ext. 3002 jschepers@pernixtx.com

PERNIX THERAPEUTICS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Third Quarter of 2012 Net Revenues Increased Approximately 6.3% to $18.1 Million
From $17.1 Million in the Third Quarter of 2011

Announced Agreement to Acquire Cypress Pharmaceuticals and Hawthorn Pharmaceuticals

 Macoven Launched Generic Spinosad for the Treatment of Head Lice

Completed Acquisition of Great Southern Laboratories

THE WOODLANDS, Texas, November 14, 2012 – Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) (NYSE MKT: PTX), a specialty pharmaceutical company, today announced financial results for the third quarter and nine months ended September 30, 2012.

Financial Results

For the third quarter of 2012, net revenues increased 6.3% to $18.1 million, compared to $17.1 million for the third quarter of 2011. Total net revenues consisted of 56% branded products, 32% generic products, and 12% manufacturing revenues in the third quarter of 2012.

The net loss for the third quarter of 2012 was approximately $(0.3) million, or $(0.01) per basic and diluted share, compared to net income of $2.0 million, or $0.08 per basic and diluted share, for the third quarter of 2011.

Cooper Collins, President and Chief Executive Officer of Pernix, said, “During the third quarter, we launched Omeclamox-Pak®, which is steadily making progress.  Macoven introduced generic Spinosad for the treatment of head lice, which is already gaining traction in just two months after the launch, and we have made efficiency and quality improvements at Great Southern Labs.  Today, we announced that we entered into an agreement to acquire Cypress Pharmaceuticals and Hawthorn Pharmaceuticals, which are an excellent combination with Pernix and are expected to provide strong growth  for the Company in the future.”

Earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP measure) was $0.2 million for the third quarter of 2012, compared to EBITDA of $3.5 million for the third quarter of 2011.  See the table at the end of this press release for a reconciliation of net income to EBITDA and adjusted EBITDA. The third quarter 2012, as compared to the third quarter 2011, was impacted by certain operating activities initiated in recent months including (i) an operating loss of approximately $513,000 from Great Southern Laboratories of which the majority was incurred in the acquisition month of July 2012, (ii) an operating loss on the Omeclamox-Pak product of approximately $400,000, (iii) the expenses incurred in the development of the Company’s OTC cough products utilizing the recently licensed cough intellectual property of approximately $107,000, and (iv) the expenses incurred pursuant to the Company’s previously announced pediatric prescription development program of approximately $105,000, along with an  increase in stock compensation expense primarily related to a restricted stock issuance in March 2012 of approximately $321,000.  In total, these investments in new products, acquisitions, development and personnel impacted EBITDA by approximately $1.5 million for the quarter.

Selling, general and administrative (SG&A) expenses in the third quarter of 2012 increased by approximately $4.3 to $9.8 million, compared to $5.5 million for the third quarter of 2011.  The increase was primarily due to hiring and training of the Company’s new gastroenterology sales force, expenses associated with the launch of Omeclamox-Pak®, an increase in stock compensation expense, and acquisition and operating expenses related to Great Southern Laboratories.

Depreciation and amortization expense was $ 0.9 million for the third quarter of 2012, compared to $0.6 million for the third quarter of 2011.  The Company recognized an income tax benefit of $0.4 million for the third quarter of 2012, compared to income tax expense of $0.9 million in the third quarter of 2011.

For the nine months ended September 30, 2012, net revenues increased 10% to $43.1 million, compared to $39.2 million for the prior year period.  Total net revenues consisted of 60% branded products, 35% generic products, and 5% manufacturing revenues for the first nine months of 2012.

The net loss for the nine months ended September 30, 2012 was approximately $(10,911), or $0.00 per basic and diluted share, compared to net income of approximately $4.5 million, or $0.19 per basic and diluted share, for the prior year period.

EBITDA was $2.2 million for the nine months ended September 30, 2012, compared to EBITDA of $8.8 million for the prior year period.  See the table at the end of this press release for a reconciliation of net income to EBITDA and adjusted EBITDA. The nine months ended September 30, 2012, as compared to the same period in 2011, was impacted by certain operating activities initiated in recent months including (i) an operating loss of approximately $513,000 from Great Southern Laboratories (ii) an operating loss on the Omeclamox-Pak product of approximately $1,450,000, (iii) the expenses incurred in the development of the Company’s OTC cough products utilizing the recently licensed cough intellectual property of approximately $337,000, and (iv) the expenses incurred pursuant to the Company’s previously announced pediatric prescription development program of approximately $137,000, along with an  increase in stock compensation expense primarily related to a restricted stock issuance in March 2012 and stock option issuances after September 30, 2011 of approximately $1,029,000.  In total, these investments in new products, product development, acquisitions and personnel impacted EBITDA by approximately $3.5 million.

SG&A expenses in the nine months ended September 30, 2012 increased by approximately $8.7 million to $24.3 million, compared to $15.6 million for the prior year period.  As previously stated, the increase was primarily due to hiring and training of the Company’s new gastroenterology sales force, pre-launch expenses associated with Omeclamox-Pak®, an increase in stock compensation expense and acquisition and operating expenses related to Great Southern Laboratories.

Depreciation and amortization expense was $2.3 million for the nine months ended September 30, 2012, compared to $1.7 million for the prior year period.  The Company recognized an income tax benefit of $0.2 million for the nine months ended September 30, 2012, compared to an income tax expense of $2.5 million in the prior year period.

Completed the Acquisition of Great Southern Laboratories

On July 2, 2012, Pernix completed its acquisition of the business assets of Great Southern Laboratories (“GSL”), a pharmaceutical contract manufacturing company located in Houston, Texas.  The Company closed on the related real estate on August 30, 2012.  Upon the final closing, the Company paid an aggregate of approximately $4.9 million, and assumed certain liabilities for substantially all of GSL’s assets including the land and buildings in which GSL operates.  GSL has an established manufacturing facility with an existing base of customers in the pharmaceutical industry, which is expected to provide the Company with additional income and potential cost savings.  The Company acquired the GSL assets through a wholly-owned subsidiary, Pernix Manufacturing, LLC, and continues to operate the business under the name Great Southern Laboratories.

Financial Position and Guidance

As of September 30, 2012, the Company had $37.0 million of cash and cash equivalents.

The Company expects the combined revenues of Pernix, with the addition of Cypress and Hawthorn to be in the range of $135-$145 million for the full year 2013.  The Company is not issuing guidance for the full year 2012.

Conference Call Information

Management will host a conference call today at 9:00 a.m. EST to discuss its financial results for the third quarter and nine months ended September 30, 2012. The conference call will feature remarks from Cooper Collins, President and Chief Executive Officer, and David Becker, Chief Financial Officer. To participate in the live conference call, please dial (888) 364-3109 (U.S.) or (719) 325-2432 (International), and provide passcode 9218466.  A live webcast of the call will also be available on the investor relations section of the Company’s website, www.pernixtx.com. Please allow extra time prior to the webcast to register and download and install any necessary audio software.

A replay of the call will be available through November 21, 2012. To access the replay, please dial (888) 203-1112 (U.S.) or (719) 457-0820 (International), and provide passcode 9218466. An online archive of the webcast will be available on the Company's website for 30 days following the call.

About Pernix Therapeutics Holdings, Inc.

Pernix Therapeutics is a specialty pharmaceutical company primarily focused on the sales, marketing, manufacturing and development of branded, generic and OTC pharmaceutical products. The Company manages a portfolio of branded and generic products. The Company’s branded products for the pediatrics market include CEDAX®, an antibiotic for middle ear infections, NATROBA™, a topical treatment for head lice marketed under an exclusive co-promotion agreement with ParaPRO, LLC, and a family of treatments for cough and cold (BROVEX®, ALDEX® and PEDIATEX®). The Company’s branded products for gastroenterology include OMECLAMOX-PAK®, a 10-day treatment for H. pylori infection and duodenal ulcer disease, and REZYST™, a probiotic blend to promote dietary management. The Company promotes its branded pediatric and gastroenterology products through its sales force. Pernix markets its generic products through its wholly-owned subsidiary, Macoven Pharmaceuticals. The Company’s wholly-owned subsidiary, Pernix Manufacturing, LLC, doing business as Great Southern Laboratories, manufactures and packages products for the pharmaceutical industry in a wide range of dosage-forms.  A product candidate utilizing cough-related intellectual property is in development for the U.S. OTC market. Founded in 1996, the Company is based in The Woodlands, TX.

Additional information about Pernix is available on the Company’s website located at www.pernixtx.com.

Non-GAAP Financial Measures

Pernix is disclosing non-GAAP financial measures in this press release. Primarily due to acquisitions, Pernix believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with U.S. generally accepted accounting principles (GAAP). In addition to disclosing its financial results determined in accordance with GAAP, Pernix is disclosing non-GAAP results that exclude items such as amortization expense and certain other expense and revenue items in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance. Whenever Pernix uses a non-GAAP measure, it will provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures set forth herein and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

PERNIX THERAPEUTICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,037,057	$34,551,180
Accounts receivable, net	20,786,923	20,601,360
Inventory, net	6,981,146	6,261,162
Prepaid expenses and other current assets	2,319,860	2,144,203
Prepaid taxes	1,713,675	─
Deferred income tax assets	5,168,000	4,552,000
Total current assets	74,006,661	68,109,905
Property and equipment, net	6,961,435	911,948
Other assets:
Investments	6,355,262	4,451,831
Intangible assets, net	24,062,367	8,876,504
Other long-term assets	193,783	213,783
Total assets	$112,119,508	$82,563,971

LIABILITIES
Current liabilities:
Accounts payable	$5,915,601	$2,987,913
Accrued personnel expense	1,691,677	2,044,121
Accrued allowances	14,887,900	17,006,409
Income taxes payable	–	585,931
Other accrued expenses	3,107,302	1,565,918
Contracts payable	1,750,000	1,290,000
Debt – short term	248,946	─
Line of Credit	–	6,000,000
Total current liabilities	27,601,426	31,480,292
Long-term liabilities
Contracts payable	–	600,000
Debt – long term	1,439,845	─
Deferred income taxes	4,465,000	860,000
Total liabilities	33,506,271	32,940,292
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 90,000,000 shares authorized, 31,143,639 and 27,820,004 issued, 29,070,829 and 25,749,137 outstanding at September 30, 2012 and December 31, 2011, respectively	290,708	257,491
Treasury stock, at cost (2,072,810 and 2,070,867 shares held at September 30, 2012 and December 31, 2011, respectively)	(3,772,410)	(3,751,890)
Additional paid-in capital	56,886,190	30,185,292
Retained earnings	21,832,507	21,843,418
Accumulated other comprehensive income	3,376,242	1,089,368
Total stockholders' equity	78,613,237	49,623,679
Total liabilities and stockholders' equity	$112,119,508	$82,563,971

PERNIX THERAPEUTICS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$18,134,158	$17,064,196	$43,115,517	$39,203,944
Costs and expenses:
Cost of product sales	7,759,761	7,684,233	15,861,461	13,069,161
Selling, general and administrative expenses	9,837,217	5,542,274	24,302,513	15,555,478
Research and development expense	332,971	147,138	511,694	717,802
Loss from the operations of the joint venture with SEEK	−	100,614	240,195	691,865
Royalties expense, net	−	32,461	−	377,273
Depreciation and amortization expense	885,982	603,528	2,320,589	1,690,827

Total costs and expenses	18,815,931	14,110,248	43,236,452	32,102,406

Income from operations	(681,773)	2,953,948	(120,935)	7,101,538

Other income (expense):
Interest expense, net	7,431	(37,300)	(59,976)	(129,964)
Total other income, net	7,431	(37,300)	(59,976)	(129,964)

Income (loss) before income taxes	(674,342)	2,916,648	(180,911)	6,971,574
Income tax provision (benefit)	(404,000)	922,000	(170,000)	2,500,000

Net income (loss)	$(270,342)	$1,994,648	$(10,911)	$4,471,574
Unrealized gain on securities, net of income tax	808,374	−	2,286,874	−
Comprehensive income	$538,032	1,994,648	2,275,963	4,471,574

Net income (loss) per share, basic	$(0.01)	$0.08	$0.00	$0.19
Net income (loss) per share, diluted	$(0.01)	$0.08	$0.00	$0.19

Weighted-average common shares, basic	29,069,119	24,841,554	27,765,275	23,401,910

Weighted-average common shares, diluted	29,069,119	25,147,191	27,765,275	23,737,231

Supplemental Financial Information

The following table presents a reconciliation of Pernix’s net income to EBITDA and adjusted EBITDA.  The Company defines EBITDA as net income plus interest, income tax expense, depreciation and amortization and presents these measures to assist investors in evaluating Pernix’s operating performance and comparing the Company’s results with those of other companies. Adjusted EBITDA further eliminates the effect of stock-based compensation. EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for net income.

PERNIX THERAPEUTICS HOLDINGS, INC. EBITDA Reconciliation Table (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2012	2011	2012	2011
GAAP Net Income (loss)	$(270,342)	$1,994,648	$(10,911)	$4,471,574
Plus:
Income tax expense (benefit)	$(404,000)	922,000	(170,000)	2,500,000
Depreciation and amortization	885,982	603,528	2,320,589	1,690,827
Interest expense, net	(7,431)	37,300	59,976	129,964
EBITDA	$204,209	$3,557,476	$2,199,654	$8,792,365

Adjustments to EBITDA:
Stock-based compensation	678,149	357,372	1,901,568	872,269
Adjusted EBITDA	$882,358	$3,914,848	$4,101,222	$9,664,634